UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2016

TRAVELCENTERS OF AMERICA LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33274	20-5701514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of principal executive offices)	(Zip Code)

440-808-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “we,” “us” and “our” refer to TravelCenters of America LLC and certain of its subsidiaries, unless otherwise noted.

Item 1.02.  Termination of a Material Definitive Agreement.

The disclosure under Item 8.01 of this Current Report on Form 8-K, or this Current Report, is incorporated herein by reference.

Item 8.01.  Other Events.

On November 30, 2016, we filed in the Court of Chancery of the State of Delaware a complaint against Comdata Inc., or Comdata, and FleetCor Technologies, Inc., which acquired Comdata in 2014, with respect to Comdata’s notice of a purported termination of our Merchant Agreement with Comdata.  We previously reported Comdata’s notice of a purported termination of our Merchant Agreement in our Quarterly Report on Form 10-Q for the period ended September 30, 2016, at “Item 5. Other Information – Comdata Inc.”, which is incorporated herein by reference.  Comdata has purported to terminate our Merchant Agreement based upon our alleged failure to comply with a separate agreement between us and Comdata to install radio frequency identification, or RFID, technology at 224 of our company operated travel center locations.  We do not believe that Comdata has the right to terminate our Merchant Agreement as a result of any such alleged default under the separate agreement; and, in any event, we do not believe that we are in default under the separate agreement to install RFID technology. In this litigation, we are seeking, among other things, (a) a declaration that we are not in default under our Merchant Agreement; (b) an order that Comdata has breached its contractual duties to us; (c) an order for specific performance by Comdata of its obligations to us under our Merchant Agreement; (d) preliminary and permanent injunctive relief; and (e) other relief as the court deems appropriate, including an award of our attorneys’ fees and costs as provided for in our Merchant Agreement and the applicable unfair and deceptive trade practices statute.  A copy of the complaint filed in the Court of Chancery is attached as Exhibit 99.1 to this Current Report.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE,” “EXPECT,” “ANTICIPATE,” “INTEND,” “PLAN,” “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING SOME WHICH ARE BEYOND OUR CONTROL. FOR EXAMPLE, WE HAVE INSTITUTED LITIGATION AGAINST COMDATA AND FLEETCOR TECHNOLOGIES, INC. BECAUSE WE DO NOT BELIEVE THAT COMDATA HAS THE RIGHT TO TERMINATE OUR MERCHANT AGREEMENT, AS COMDATA HAS PURPORTED TO DO.  THE OUTCOME OF LITIGATION IS DIFFICULT TO PREDICT AND THERE IS NO GUARANTEE THAT WE WILL PREVAIL IN OUR CONTRACT DISPUTE WITH COMDATA, OR THAT WE AND COMDATA WILL OTHERWISE RESOLVE THIS DISPUTE OR THAT OUR AGREEMENTS WITH COMDATA WILL REMAIN IN EFFECT WITH NO MATERIAL CHANGES TO THEIR TERMS. OUTCOMES OF CONTRACT DISPUTES ARE DIFFICULT TO PREDICT AND DEPEND ON MANY FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL. COMDATA MAY SEEK TO RENEGOTIATE ITS AGREEMENTS WITH US TO INCLUDE HIGHER COSTS TO US OR OTHER TERMS THAT ARE UNFAVORABLE TO US, OR COMDATA MAY STOP PROVIDING SERVICES TO US CAUSING US BUSINESS DISRUPTION OR LOSSES DURING THE PENDENCY OF THE LITIGATION.  IN ADDITION, THIS LITIGATION MAY BE EXPENSIVE AND DISTRACTING TO OUR MANAGEMENT.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1

Complaint, filed November 30, 2016, in the Court of Chancery of the State of Delaware in the case of TA Operating LLC, Plaintiff, v. Comdata Inc. and FleetCor Technologies, Inc., Defendants, (excluding exhibits)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

Date: November 30, 2016	By:	/s/ Andrew J. Rebholz
Andrew J. Rebholz
Executive Vice President, Chief Financial Officer and Treasurer